AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER____, 2002
                                  REG. NO. 33


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                    _________________________________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       ___________________________________
                        PATRIOT SCIENTIFIC CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
     DELAWARE                                                  84-1070278
(STATE OR OTHER JURISDICTION OF                             (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                             IDENTIFICATION NO.)

                 10989 VIA FRONTERA, SAN DIEGO, CALIFORNIA 92127
                                 (858) 674-5018
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                ________________________________________________

                       ADVISORY AND CONSULTING AGREEMENTS
                              (FULL TITLE OF PLAN)
                        ________________________________

                                LOWELL W. GIFFHORN
                             CHIEF FINANCIAL OFFICER
                               10989 VIA FRONTERA
                           SAN DIEGO, CALIFORNIA 92127
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)
                                 (858)674-5018
          (TELEPHONE NUMBER, INCLUDING AREA CODE OF AGENT FOR SERVICE)

                                    COPY TO:
                       THE LAW OFFICES OF MICHAEL L. CORRIGAN
                               MICHAEL L. CORRIGAN
                           CITY NATIONAL BANK BUILDING
                              4275 EXECUTIVE SQUARE
                             SECOND FLOOR, SUITE 210
                           LA JOLLA, CALIFORNIA 92037
                                 (858)731-0044

                         CALCULATION OF REGISTRATION FEE
                         -------------------------------


                      PROPOSED MAXIMUM   PROPOSED MAXIMUM
TITLE OF SECURITIES     AMOUNT TO BE      OFFERING PRICE     AGGREGATE OFFERING       AMOUNT OF
TO BE REGISTERED         REGISTERED (1)     PER SHARE            PRICE (2)         REGISTRATION FEE
--------------------  -----------------  -----------------  --------------------  -----------------
COMMON STOCK
(.00001 PAR VALUE)            2,000,000  $             .05   $           100,000   $          9.20
--------------------  -----------------  -----------------  --------------------  -----------------


(1) REPRESENTS 2,000,000 SHARES OF COMMON STOCK TO BE ISSUED TO A CONSULTANT, AS COMPENSATION FOR SERVICES RENDERED.
(2) ESTIMATED SOLELY FOR THE PURPOSE OF DETERMINING THE AMOUNT OF REGISTRATION FEE AND PURSUANT TO RULES 457(C) AND 457(H) OF THE GENERAL RULES AND REGULATIONS UNDER THE SECURITIES ACT OF 1993.

                                     PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION

GENERAL INFORMATION

THE COMPANY:

THE COMPANY HAS ITS PRINCIPAL OFFICES AT 10989 VIA FRONTERA, SAN DIEGO, CALIFORNIA 92127, TELEPHONE (858)674-5015.

PURPOSES:

THE COMMON STOCK WILL BE ISSUED BY THE COMPANY PURSUANT TO AN AGREEMENT ENTERED INTO BETWEEN THE CONSULTANT AND THE COMPANY AND APPROVED BY THE BOARD OF DIRECTORS OF THE COMPANY (THE "BOARD OF DIRECTORS"). THE AGREEMENT IS INTENDED TO PROVIDE A METHOD WHEREBY THE COMPANY MAY BE STIMULATED BY THE PERSONAL INVOLVEMENT OF THE CONSULTANT IN THE COMPANY'S BUSINESS THEREBY ADVANCING THE INTERESTS OF THE COMPANY, AND ALL OF ITS SHAREHOLDERS.

COMMON STOCK:

THE BOARD HAS AUTHORIZED THE ISSUANCE OF UP TO 2,000,000 SHARES OF THE COMMON STOCK TO THE CONSULTANT UPON EFFECTIVENESS OF THE REGISTRATION STATEMENT.

CONSULTANTS:

THE CONSULTANT HAS AGREED TO PROVIDE ITS EXPERTISE AND ADVICE TO THE COMPANY ON A NON-EXCLUSIVE BASIS FOR THE PURPOSE OF GENERALLY REPRESENTING THE COMPANY WITH RESPECT TO CERTAIN LEGAL MATTERS.

NO RESTRICTIONS ON TRANSFER

UPON THE SHARES BECOMING "EARNED" PURSUANT TO THE TERMS OF CONSULTANT'S ENGAGEMENT AGREEMENT, THE CONSULTANT WILL BECOME THE RECORD AND BENEFICIAL OWNER OF THE SHARES OF COMMON STOCK UPON ISSUANCE AND DELIVERY AND IS ENTITLED TO ALL OF THE RIGHTS OF OWNERSHIP, INCLUDING THE RIGHT TO VOTE ANY SHARES AWARDED AND TO RECEIVE ORDINARY CASH DIVIDENDS ON THE COMMON STOCK.

TAX TREATMENT TO THE CONSULTANT

THE COMMON STOCK IS NOT QUALIFIED UNDER SECTION 401(A) OF THE INTERNAL REVENUE CODE. THE CONSULTANT, THEREFORE, WILL BE DEEMED FOR FEDERAL INCOME TAX PURPOSES TO RECOGNIZE ORDINARY INCOME DURING THE TAXABLE YEAR IN WHICH THE FIRST OF THE FOLLOWING EVENTS OCCURS: (A) THE SHARES BECOME FREELY TRANSFERABLE, OR (B) THE SHARES CEASE TO BE SUBJECT TO A SUBSTANTIAL RISK OF FORFEITURE. ACCORDINGLY, THE CONSULTANT WILL RECEIVE COMPENSATION TAXABLE AT ORDINARY RATES EQUAL TO THE FAIR MARKET VALUE OF THE SHARES ON THE DATE OF RECEIPT SINCE THERE WILL BE NO SUBSTANTIAL RISK OF FORFEITURE OR OTHER RESTRICTIONS ON TRANSFER. IF, HOWEVER, THE CONSULTANT RECEIVES SHARES OF COMMON STOCK PURSUANT TO THE EXERCISES OF AN OPTION OR OPTIONS AT AN EXERCISE PRICE BELOW THE FAIR MARKET VALUE OF THE SHARES ON THE DATE OF EXERCISE, THE DIFFERENCE BETWEEN THE EXERCISE PRICE AND THE FAIR MARKET VALUE OF THE STOCK ON THE DATE OF EXERCISE WILL BE DEEMED ORDINARY INCOME FOR FEDERAL TAX PURPOSES. THE CONSULTANT IS URGED TO CONSULT HIS TAX ADVISOR ON THIS MATTER. FURTHER, IF ANY RECIPIENT IS AN "AFFILIATE", SECTION 16(B) OF THE EXCHANGE ACT IS APPLICABLE AND WILL AFFECT THE ISSUE OF TAXATION.

TAX TREATMENT TO THE COMPANY

THE AMOUNT OF INCOME RECOGNIZED BY ANY RECIPIENT HEREUNDER IN ACCORDANCE WITH THE FOREGOING DISCUSSION WILL BE AN EXPENSE DEDUCTIBLE BY THE COMPANY FOR FEDERAL INCOME TAX PURPOSES IN THE TAXABLE YEAR OF THE COMPANY DURING WHICH THE RECIPIENT RECOGNIZES INCOME.

RESTRICTIONS OF RESALES

IN THE EVENT THAT AN AFFILIATE OF THE COMPANY ACQUIRES SHARES OF COMMON STOCK HEREUNDER, THE AFFILIATE WILL BE SUBJECT TO SECTION 16(B) OF THE EXCHANGE ACT. FURTHER, IN THE EVENT THAT ANY AFFILIATE ACQUIRING SHARES HEREUNDER HAS SOLD OR SELLS ANY SHARES OF COMMON STOCK IN THE SIX MONTHS PRECEDING OR FOLLOWING THE RECEIPT OF SHARES HEREUNDER, ANY SO CALLED "PROFIT", AS COMPUTED UNDER SECTION 16(B) OF THE EXCHANGE ACT, WOULD BE REQUIRED TO BE DISGORGED FROM THE RECIPIENT TO THE COMPANY. SERVICES RENDERED HAVE BEEN RECOGNIZED AS VALID CONSIDERATION FOR THE "PURCHASE" OF SHARES IN CONNECTION WITH THE "PROFIT" COMPUTATION UNDER
SECTION 16(B) OF THE EXCHANGE ACT. THE COMPANY HAS AGREED THAT FOR THE PURPOSE OF ANY "PROFIT" COMPUTATION UNDER 16(B) THE PRICE PAID FOR THE COMMON STOCK ISSUED TO AFFILIATES IS EQUAL TO THE VALUE OF SERVICES RENDERED. SHARES OF COMMON STOCK ACQUIRED HEREUNDER BY PERSONS OTHER THAN AFFILIATES ARE NOT SUBJECT TO SECTION 16(B) OF THE EXCHANGE ACT.

DOCUMENTS INCORPORATED BY REFERENCE AND ADDITIONAL INFORMATION

THE COMPANY HEREBY INCORPORATES BY REFERENCE (I) ITS ANNUAL REPORT OF FORM 10-K FOR THE YEAR ENDED MAY 31, 2002, FILED PURSUANT TO SECTION 13 OF THE EXCHANGE ACT, (II) ANY AND ALL FORMS 10-Q FILED UNDER THE SECURITIES OR EXCHANGE ACT SUBSEQUENT TO ANY FILED FORM 10-K, AS WELL AS ALL OTHER REPORTS FILED UNDER
SECTION 13 OF THE EXCHANGE ACT, AND (III) ITS ANNUAL REPORT, IF ANY TO SHAREHOLDERS DELIVERED PURSUANT TO RULE 14A-3 OF THE EXCHANGE ACT. IN ADDITION, ALL FURTHER DOCUMENTS FILED BY THE COMPANY PURSUANT TO SECTION 13, 14, OR 15 (D) OF THE EXCHANGE ACT PRIOR TO THE TERMINATION OF THIS OFFERING ARE DEEMED TO BE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS AND TO BE A PART HEREOF FROM THE DATE OF THE FILING. ALL DOCUMENTS WHICH WHEN TOGETHER, CONSTITUTE THIS PROSPECTUS, WILL BE SENT OR GIVEN TO PARTICIPANTS BY THE REGISTRANT AS SPECIFIED BY RULE 428(B)(1) OF THE SECURITIES ACT.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

A COPY OF ANY DOCUMENT OR PART HEREOF INCORPORATED BY REFERENCE IN THIS REGISTRATION STATEMENT BUT NOT DELIVERED WITH THIS PROSPECTUS OR ANY DOCUMENT REQUIRED TO BE DELIVERED PURSUANT TO RULE 428(B) UNDER THE SECURITIES ACT WILL BE FURNISHED WITHOUT CHARGE UPON WRITTEN OR ORAL REQUEST. REQUESTS SHOULD BE ADDRESSED TO: 10989 VIA FRONTERA, SAN DIEGO CA, 92127.

LEGAL OPINIONS AND EXPERTS

MICHAEL L. CORRIGAN HAS RENDERED AN OPINION ON THE VALIDITY OF THE SECURITIES BEING REGISTERED.

THE FINANCIAL STATEMENTS OF PATRIOTIC SCIENTIFIC CORPORATION (INCORPORATED BY REFERENCE IN THE COMPANY'S ANNUAL REPORTS - FORM 10-K) HAVE BEEN AUDITED (1) BY BDO SEIDMAN LLP, INDEPENDENT AUDITORS, FOR EACH OF THE YEARS ENDED MAY 31, 2000 AND 2001 AND (2) BY NATION SMITH HERMES DIAMOND, INDEPENDENT AUDITORS, FOR THE YEAR ENDED MAY 31, 2002, AS SET FORTH IN THEIR REPORTS INCORPORATED HEREIN BY REFERENCE. THIS INCORPORATION BY REFERENCE IS IN RELIANCE UPON SUCH REPORTS GIVEN UPON THE AUTHORITY OF THE FIRM AS EXPERTS IN AUDITING AND ACCOUNTING.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

INSOFAR AS INDEMNIFICATION OF LIABILITIES ARISING UNDER THE SECURITIES ACT MAY BE PERMITTED TO DIRECTORS, OFFICERS, OR PERSONS CONTROLLING THE COMPANY, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT AND IS, THEREFORE, UNENFORCEABLE.

THE DOCUMENT(S) CONTAINING THE INFORMATION SPECIFIED IN PART I WILL BE SENT OR GIVEN TO EMPLOYEES AS SPECIFIED BY RULE 428(B)(1) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). SUCH DOCUMENTS ARE NOT BEING FILED WITH THE SECURITIES AND EXCHANGE COMMISSION EITHER AS PART OF THIS REGISTRATION STATEMENT OR AS PROSPECTUSES OR PROSPECTUS SUPPLEMENTS PURSUANT TO RULE 424 OF THE SECURITIES ACT. SUCH DOCUMENTS AND THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS REGISTRATION STATEMENT PURSUANT TO ITEM 3 OF PART II HEREOF, TAKEN TOGETHER, CONSTITUTE A PROSPECTUS THAT MEETS THE REQUIREMENTS OF SECTION 10(A) OF THE SECURITIES ACT.

PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

THE FOLLOWING DOCUMENTS ARE INCORPORATED BY REFERENCE IN THIS REGISTRATION STATEMENT OF PATRIOT SCIENTIFIC CORPORATION, A DELAWARE CORPORATION ("COMPANY"), AND IN THE RELATED SECTION 10(A) PROSPECTUS: THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MAY 31, 2002; THE COMPANY'S QUARTERLY REPORTS ON FORM 10-Q FOR THE FISCAL QUARTER ENDED AUGUST 31, 2002;

ITEM 11 (DESCRIPTION OF SECURITIES) CONTAINED IN REGISTRATION STATEMENT ON FORM 8-A OF THE COMPANY, SEC FILE NO. 0-22182. IN ADDITION, ALL DOCUMENTS FILED BY THE COMPANY PURSUANT TO SECTIONS 13(A), 13(C), 14 AND 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934, PRIOR TO THE FILING OF A POST-EFFECTIVE AMENDMENT WHICH INDICATES THAT ALL SECURITIES REGISTERED HEREUNDER HAVE BEEN SOLD AND WHICH DEREGISTERS ALL SECURITIES THEN REMAINING UNSOLD, SHALL BE DEEMED TO BE INCORPORATED BY REFERENCE IN THIS REGISTRATION STATEMENT AND TO BE A PART HEREOF FROM THE DATE OF FILING OF SUCH DOCUMENTS.

FOR PURPOSES OF THIS REGISTRATION STATEMENT, ANY STATEMENT CONTAINED IN A DOCUMENT INCORPORATED OR DEEMED TO BE INCORPORATED HEREIN BY REFERENCE SHALL BE DEEMED TO BE MODIFIED OR SUPERSEDED TO THE EXTENT THAT A STATEMENT CONTAINED HEREIN OR IN ANY OTHER SUBSEQUENTLY FILED DOCUMENT THAT ALSO IS OR IS DEEMED TO BE INCORPORATED HEREIN BY REFERENCE MODIFIES OR SUPERSEDES SUCH STATEMENT. ANY STATEMENT SO MODIFIED OR SUPERSEDED SHALL NOT BE DEEMED, EXCEPT AS SO MODIFIED OR SUPERSEDED, TO CONSTITUTE A PART OF THIS REGISTRATION

ITEM 4. DESCRIPTION OF SECURITIES.

     NOT APPLICABLE.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     NOT APPLICABLE.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     PURSUANT TO ARTICLE NINTH OF THE COMPANY'S CERTIFICATE OF INCORPORATION, AND AS PERMITTED BY SECTION 145 OF THE GENERAL CORPORATION LAW OF DELAWARE, THE COMPANY MAY INDEMNIFY ITS DIRECTORS AND OFFICERS UNDER CERTAIN CIRCUMSTANCES AGAINST REASONABLE EXPENSES (INCLUDING COURT COSTS AND ATTORNEY'S FEES), JUDGMENTS, PENALTIES, FINES, AND AMOUNTS PAID IN SETTLEMENT ACTUALLY AND REASONABLY INCURRED IN CONNECTION WITH ANY ACTION, SUIT OR PROCEEDING, WHETHER CIVIL, CRIMINAL, ADMINISTRATIVE OR INVESTIGATIVE, TO WHICH ANY OF THEM IS A PARTY BY REASON OF HIS BEING A DIRECTOR, OFFICER, EMPLOYEE, OR AGENT OF THE COMPANY IF IT IS DETERMINED THAT HE ACTED IN ACCORDANCE WITH THE APPLICABLE STANDARD OF CONDUCT SET FORTH IN SUCH STATUTORY PROVISIONS. THUS, THE INDEMNIFICATION PROVISIONS WILL PROTECT OFFICERS AND DIRECTORS FROM LIABILITY ONLY IF THE OFFICER OR DIRECTOR MEETS THE APPLICABLE STANDARD OF CONDUCT AND THE COMPANY HAS THE FINANCIAL ABILITY TO HONOR THE INDEMNITY. INSOFAR AS INDEMNIFICATION FOR LIABILITIES UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE REGISTRANT PURSUANT TO THE GENERAL CORPORATION LAW OF DELAWARE, THE CERTIFICATE OF INCORPORATION, OR OTHERWISE, THE REGISTRANT HAS BEEN ADVISED THAT, IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION, SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN SUCH SECURITIES ACT, AND IS, THEREFORE, UNENFORCEABLE.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

NOT APPLICABLE.

ITEM 8. EXHIBITS

     THE EXHIBITS TO THIS REGISTRATION STATEMENT ARE LISTED IN THE INDEX TO EXHIBITS ON PAGE 12.

ITEM 9. UNDERTAKINGS.

     THE UNDERSIGNED REGISTRANT HEREBY UNDERTAKES:
     1. (A) TO FILE, DURING ANY PERIOD IN WHICH OFFERS OR SALES ARE BEING MADE, A POST-EFFECTIVE AMENDMENT TO THIS REGISTRATION STATEMENT;
               (I) TO INCLUDE ANY PROSPECTUS REQUIRED BY SECTION 10(A)(3) OF THE SECURITIES ACT;
               (II) TO REFLECT IN THE PROSPECTUS ANY FACTS OR EVENTS ARISING AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT (OR THE MOST RECENT POST-EFFECTIVE AMENDMENT THEREOF) WHICH, INDIVIDUALLY OR IN THE AGGREGATE, REPRESENT A FUNDAMENTAL CHANGE IN THE INFORMATION SET FORTH IN THIS REGISTRATION STATEMENT;
               (III) TO INCLUDE ANY MATERIAL INFORMATION WITH RESPECT TO THE PLAN OF DISTRIBUTION NOT PREVIOUSLY DISCLOSED IN THIS REGISTRATION STATEMENT OR ANY MATERIAL CHANGE TO SUCH INFORMATION IN THIS REGISTRATION STATEMENT; PROVIDED, HOWEVER, THAT PARAGRAPHS 1(A)(I) AND 1(A)(II) DO NOT APPLY IF THE INFORMATION REQUIRED TO BE INCLUDED IN A POST-EFFECTIVE AMENDMENT BY THOSE PARAGRAPHS IS CONTAINED IN PERIODIC REPORTS FILED WITH OR FURNISHED TO THE COMMISSION BY THE COMPANY PURSUANT TO SECTION 13 OR SECTION 15(D) OF THE EXCHANGE ACT THAT ARE INCORPORATED BY REFERENCE IN THIS REGISTRATION STATEMENT;
          (B) THAT, FOR THE PURPOSE OF DETERMINING ANY LIABILITY UNDER THE SECURITIES ACT, EACH SUCH POST-EFFECTIVE AMENDMENT SHALL BE DEEMED TO BE A NEW REGISTRATION STATEMENT RELATING TO THE SECURITIES OFFERED THEREIN, AND THE OFFERING OF SUCH SECURITIES AT THAT TIME SHALL BE DEEMED TO BE THE INITIAL BONA FIDE OFFERING THEREOF;
          (C) TO REMOVE FROM REGISTRATION BY MEANS OF A POST-EFFECTIVE AMENDMENT ANY OF THE SECURITIES BEING REGISTERED WHICH REMAIN UNSOLD AT THE TERMINATION OF THE OFFERING.
     2. THE UNDERSIGNED REGISTRANT HEREBY UNDERTAKES THAT, FOR PURPOSES OF DETERMINING ANY LIABILITY UNDER THE SECURITIES ACT, EACH FILING OF THE REGISTRANT'S ANNUAL REPORT PURSUANT TO SECTION 13(A) OR 15(D) OF THE EXCHANGE ACT (AND, WHERE APPLICABLE, EACH FILING OF AN EMPLOYEE BENEFIT PLAN'S ANNUAL REPORT PURSUANT TO SECTION 15(D) OF THE EXCHANGE ACT) THAT IS INCORPORATED BY REFERENCE IN THIS REGISTRATION STATEMENT SHALL BE DEEMED TO BE A NEW REGISTRATION STATEMENT RELATING TO THE SECURITIES OFFERED THEREIN, AND THE OFFERING OF SUCH SECURITIES AT THAT TIME SHALL BE DEEMED TO BE THE INITIAL BONA FIDE OFFERING THEREOF.
     3. INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, OR OTHERWISE, THE COMPANY HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT AND IS, THEREFORE, UNENFORCEABLE. IN THE EVENT THAT A CLAIM FOR INDEMNIFICATION AGAINST SUCH LIABILITIES (OTHER THAN THE PAYMENT BY THE COMPANY OF EXPENSES INCURRED OR PAID BY A DIRECTOR, OFFICER OR CONTROLLING PERSON OF THE REGISTRANT IN THE SUCCESSFUL DEFENSE OF ANY ACTION, SUIT OR PROCEEDING) IS ASSERTED BY SUCH DIRECTOR, OFFICER OR CONTROLLING PERSON IN CONNECTION WITH THE SECURITIES BEING REGISTERED, THE COMPANY WILL, UNLESS IN THE OPINION OF ITS COUNSEL THE MATTER HAS BEEN SETTLED BY CONTROLLING PRECEDENT, SUBMIT TO A COURT OF APPROPRIATE JURISDICTION THE QUESTION OF WHETHER SUCH INDEMNIFICATION BY IT IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT AND WILL BE GOVERNED BY A FINAL ADJUDICATION OF SUCH ISSUE.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING A FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SAN DIEGO, STATE OF CALIFORNIA ON OCTOBER 31, 2002.

     PATRIOT SCIENTIFIC CORPORATION



     BY /S/ LOWELL GIFFHORN
     LOWELL GIFFHORN, CFO

                                INDEX TO EXHIBITS



EXHIBIT
NO.       DESCRIPTION
---       -----------

4.1      CONSULTING AGREEMENT: BARRY CLARK

5.1 OPINION OF COUNSEL, REGARDING THE LEGALITY OF THE SECURITIES REGISTERED HEREUNDER

23.1     CONSENT OF NATION SMITH HERMES DIAMOND

23.2     CONSENT OF BDO SEIDMAN, LLP

23.3     CONSENT OF COUNSEL (INCLUDED AS PART OF EXHIBIT 5.1)